CONSULTING  AGREEMENT

     CONSULTING AGREEMENT dated as of March 3, 2000 between PINNACLE BUSINESS MANAGEMENT, INC., a Nevada corporation, ("PCBM"), on the one hand, and M. RICHARD CUTLER ("Cutler"), BRIAN A. LEBRECHT ("Lebrecht"), VI BUI ("Bui"), JAMES STUBLER ("Stubler"), and SAMUEL EISENBERG ("Eisenberg", and, together with Cutler, Lebrecht, Bui, and Stubler, the "Consultants"), on the other hand.

     WHEREAS:

     A. Consultants have agreed to render consulting services with regard to the negotiation and completion of a stock exchange between PCBM and the majority shareholder of MAS Acquisition XIX Corp., an Indiana corporation (the "MAS XIX Shareholder").

     B. In the event PCBM is able to complete the Stock Exchange with the MAS XIX Shareholder, PCBM wishes to compensate Consultants for their consulting services.


     NOW  THEREFORE,  it  is  agreed:

     1.     Stock  Compensation.  PCBM  shall  pay and cause to be issued to the
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Consultants  a  consulting  fee of 1,500,000 shares of common stock of PCBM (the
"Shares") immediately upon the execution of a stock exchange agreement with the MAS XIX Shareholder. Such shares shall be subject to registration by PCBM on Form S-8 within 7 days of PCBM closing on the stock exchange agreement with the MAS XIX Shareholder. The Consultants agree to prepare and file the S-8 Registration Statement at their sole expense. The parties agree that the value of the Shares is equal to 50% of the closing bid price on the date of this Agreement. The shares shall be issued as follows: 873,500 to Cutler, 238,000 to Lebrecht, 178,500 to Bui, 70,000 to Stubler, and 140,000 to Eisenberg.

     2.     Miscellaneous.  This  Agreement (i) shall be governed by the laws of
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the  State  of  California;  (ii)  may be executed in counterparts each of which shall constitute an original; (iii) shall be binding upon the successors, representatives, agents, officers and directors of the parties; and (iv) may not be modified or changed except in a writing signed by all parties.


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     This  Consulting  Agreement  has  been  executed as of the date first above written.


PINNACLE  BUSINESS  MANAGEMENT,  INC.

/s/  Michael Bruce Hall
____________________________________________________
By:     Michael  Bruce  Hall,  President



CONSULTANTS

/s/  M. Richard Cutler
____________________________________________________
M.  Richard  Cutler

/s/  Brian A. Lebrecht
____________________________________________________
Brian  A.  Lebrecht

/s/  Vi Bui
____________________________________________________
Vi  Bui

/s/  James Stubler
____________________________________________________
James  Stubler

/s/  Samuel Eisenberg
____________________________________________________
Samuel  Eisenberg